Exhibit 99.1

Texas Roadhouse, Inc. Announces Second Quarter 2024 Results

LOUISVILLE, KY. (July 25, 2024) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 26 weeks ended June 25, 2024.

Financial Results

Financial results for the 13 and 26 weeks ended June 25, 2024 and June 27, 2023 were as follows:

	13 Weeks Ended			26 Weeks Ended
($000's, except per share amounts)	June 25, 2024	June 27, 2023	% change	June 25, 2024	June 27, 2023	% change
Total revenue	$1,341,202	$1,171,203	14.5%	$2,662,419	$2,345,559	13.5%
Income from operations	142,816	95,412	49.7%	275,944	196,357	40.5%
Net income	120,141	82,271	46.0%	233,347	168,658	38.4%
Diluted earnings per share	$1.79	$1.22	46.4%	$3.48	$2.51	38.7%

Results for the 13 weeks ended June 25, 2024, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 9.3% at company restaurants and increased 8.3% at domestic franchise restaurants;
●	Average weekly sales at company restaurants were $158,991 of which $19,975 were to-go sales as compared to average weekly sales of $146,727 of which $18,496 were to-go sales in the prior year;
●	Restaurant margin dollars increased 32.7% to $242.6 million from $182.8 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, increased to 18.2% from 15.7% in the prior year driven by higher sales. The benefit of a higher average guest check and improved labor productivity more than offset wage and other labor inflation of 4.4% and commodity inflation of 0.4%;
●	Diluted earnings per share increased 46.4% primarily driven by higher restaurant margin dollars partially offset by higher general and administrative expenses and higher depreciation and amortization expenses;
●	Six company restaurants and three franchise restaurants were opened; and
●	Capital allocation spend included capital expenditures of $77.8 million, dividends of $40.7 million, and repurchases of common stock of $26.2 million.

Results for the 26 weeks ended June 25, 2024, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 8.9% at company restaurants and increased 8.0% at domestic franchise restaurants;
●	Average weekly sales at company restaurants were $159,184 of which $20,392 were to-go sales as compared to average weekly sales of $147,579 of which $18,762 were to-go sales in the prior year;
●	Restaurant margin dollars increased 27.8% to $471.1 million from $368.5 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, increased to 17.8% from 15.8% in the prior year driven by higher sales. The benefit of a higher average guest check and improved labor productivity more than offset wage and other labor inflation of 4.4% and commodity inflation of 0.7%;
●	Diluted earnings per share increased 38.7% primarily driven by higher restaurant margin dollars partially offset by higher general and administrative expenses and higher depreciation and amortization expenses;
●	15 company restaurants and six franchise restaurants were opened; and
●	Capital allocation spend included capital expenditures of $155.5 million, dividends of $81.5 million, and repurchases of common stock of $35.1 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “We continued our momentum in the current quarter as strong traffic trends and some relief on commodity inflation led to increased profitability across all of our brands.  With our operators delivering solid operating results, and a balanced development pipeline, we are well positioned for the second half of the year.”

Morgan continued, “We continue to grow our brand globally and now have over 50 international franchise locations.  In addition, we recently unveiled our first purpose statement of ‘Serving Communities Across America…and the World’.  We are confident that through our focus on this purpose and our commitment to providing legendary food and legendary service, we will continue to generate strong operating results that will enhance long-term shareholder value.”

2024 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of our third quarter of fiscal 2024 increased 8.0% compared to 2023.

Management updated the following expectations for 2024:

●	Store week growth of approximately 7.5%, including a benefit of 2% from the 53rd week;
●	Commodity cost inflation of approximately 2%;
●	An effective income tax rate of approximately 14.5%; and
●	Total capital expenditures of $360 million to $370 million.

Management reiterated the following expectations for 2024:

●	Positive comparable restaurant sales growth including the benefit of menu pricing actions; and
●	Wage and other labor inflation of 4% to 5%.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).  Within the press release, the Company makes reference to restaurant margin (in dollars, as a percentage of restaurant and other sales, and per store week).  Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent, and other operating costs.  Restaurant margin should not be considered in isolation, or as an alternative, to income from operations.  This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded.  Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis.  In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance.  The Company excludes pre-opening expenses as they occur at irregular intervals and would impact comparability to prior period results.  The Company excludes depreciation and amortization expenses, substantially all of which relate to restaurant-level assets, as they represent a non-cash charge for the investment in restaurants.  The Company excludes impairment and closure expenses as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results.  Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry.  A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, July 25, 2024, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company’s website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Second Quarter 2024 Earnings.  A replay of the call will be available until August 1, 2024, by dialing (800) 770-2030 or (609) 800-9909 for international calls and using conference ID 7714420.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 760 restaurants system-wide in 49 states, one U.S. territory, and ten foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse, Inc.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond management’s control such as weather, natural disasters, disease outbreaks, epidemics, or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet its business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures; food safety, and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 26, 2023.  These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Travis Doster
(502) 515-7298	(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 25, 2024	June 27, 2023	June 25, 2024	June 27, 2023
Revenue:
Restaurant and other sales	$1,333,642	$1,164,385	$2,647,794	$2,331,968
Franchise royalties and fees	7,560	6,818	14,625	13,591

Total revenue	1,341,202	1,171,203	2,662,419	2,345,559
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	436,001	401,204	881,092	811,915
Labor	438,212	391,337	865,759	777,156
Rent	19,956	17,996	39,381	35,824
Other operating	196,862	171,092	390,504	338,621
Pre-opening	6,202	5,671	14,297	11,048
Depreciation and amortization	42,915	37,413	84,408	73,640
Impairment and closure, net	90	78	291	133
General and administrative	58,148	51,000	110,743	100,865
Total costs and expenses	1,198,386	1,075,791	2,386,475	2,149,202
Income from operations	142,816	95,412	275,944	196,357
Interest income, net	1,683	996	3,091	2,234
Equity income from investments in unconsolidated affiliates	286	287	543	1,042
Income before taxes	144,785	96,695	279,578	199,633
Income tax expense	21,710	12,270	40,513	26,604
Net income including noncontrolling interests	123,075	84,425	239,065	173,029
Less: Net income attributable to noncontrolling interests	2,934	2,154	5,718	4,371
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$120,141	$82,271	$233,347	$168,658
Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.80	$1.23	$3.49	$2.52
Diluted	$1.79	$1.22	$3.48	$2.51
Weighted average shares outstanding:
Basic	66,785	66,974	66,814	66,995
Diluted	67,044	67,229	67,077	67,261
Cash dividends declared per share	$0.61	$0.55	$1.22	$1.10

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	June 25, 2024	December 26, 2023
	(unaudited)
Cash and cash equivalents	$197,454	$104,246
Other current assets, net	135,832	252,228
Property and equipment, net	1,523,393	1,474,722
Operating lease right-of-use assets, net	726,378	694,014
Goodwill	169,684	169,684
Intangible assets, net	2,374	3,483
Other assets	106,796	94,999
Total assets	$2,861,911	$2,793,376

Current liabilities	644,327	745,434
Operating lease liabilities, net of current portion	779,517	743,476
Other liabilities	160,377	146,955
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	1,262,636	1,141,662
Noncontrolling interests	15,054	15,849
Total liabilities and equity	$2,861,911	$2,793,376

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	26 Weeks Ended
	June 25, 2024	June 27, 2023
Cash flows from operating activities:
Net income including noncontrolling interests	$239,065	$173,029
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	84,408	73,640
Share-based compensation expense	18,378	16,744
Deferred income taxes	(4,254)	1,767
Other noncash adjustments, net	1,662	2,831
Change in working capital, net of acquisitions	38,088	20,222
Net cash provided by operating activities	377,347	288,233
Cash flows from investing activities:
Capital expenditures - property and equipment	(155,478)	(154,580)
Acquisition of franchise restaurants, net of cash acquired	—	(39,153)
Proceeds from sale of investments in unconsolidated affiliates	—	632
Proceeds from sale of property and equipment	197	—
Proceeds from sale leaseback transactions	9,126	7,097
Net cash used in investing activities	(146,155)	(186,004)
Cash flows from financing activities:
Payments on revolving credit facility	—	(50,000)
Repurchase of shares of common stock	(35,139)	(33,058)
Dividends paid to shareholders	(81,509)	(73,698)
Other financing activities, net	(21,336)	(12,010)
Net cash used in financing activities	(137,984)	(168,766)
Net increase (decrease) in cash and cash equivalents	93,208	(66,537)
Cash and cash equivalents - beginning of period	104,246	173,861
Cash and cash equivalents - end of period	$197,454	$107,324

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

($ in thousands)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 25, 2024	June 27, 2023	June 25, 2024	June 27, 2023
Income from operations	$142,816	$95,412	$275,944	$196,357

Less:
Franchise royalties and fees	7,560	6,818	14,625	13,591

Add:
Pre-opening	6,202	5,671	14,297	11,048
Depreciation and amortization	42,915	37,413	84,408	73,640
Impairment and closure, net	90	78	291	133
General and administrative	58,148	51,000	110,743	100,865

Restaurant margin	$242,611	$182,756	$471,058	$368,452

Restaurant margin (as a percentage of restaurant and other sales)	18.2%	15.7%	17.8%	15.8%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except restaurant margin per

store week and weekly sales by group)

(unaudited)

	13 Weeks Ended
	June 25, 2024	June 27, 2023	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,333,642	$1,164,385	14.5%
Store weeks	8,408	7,960	5.6%
Comparable restaurant sales (1)	9.3%	9.1%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	32.7%	34.5%	176	bps
Labor	32.8%	33.6%	76	bps
Rent	1.5%	1.5%	5	bps
Other operating	14.8%	14.7%	(7)	bps
Total	81.8%	84.3%

Restaurant margin %	18.2%	15.7%	250	bps
Restaurant margin $	$242,611	$182,756	32.8%
Restaurant margin $/Store week	$28,855	$22,961	25.7%

Texas Roadhouse restaurants only:
Store weeks	7,708	7,343	5.0%
Comparable restaurant sales (1)	9.4%	9.4%
Average unit volume (2)	$2,123	$1,946	9.1%
Weekly sales by group:
Comparable restaurants (553 and 533 units)	$163,797	$149,847	9.3%
Average unit volume restaurants (20 and 20 units)	$150,736	$144,554	4.3%
Restaurants less than 6 months old (21 and 13 units)	$151,647	$158,608	(4.4)%

Bubba’s 33 restaurants only:
Store weeks	596	526	13.3%
Comparable restaurant sales (1)	5.5%	3.9%
Average unit volume (2)	$1,580	$1,514	4.4%
Weekly sales by group:
Comparable restaurants (38 and 35 units)	$122,868	$117,906	4.2%
Average unit volume restaurants (5 and 3 units)	$111,244	$99,324	12.0%
Restaurants less than 6 months old (5 and 3 units)	$142,429	$123,594	15.2%

Texas Roadhouse franchise restaurants only:
Store weeks	1,389	1,220	13.9%
Comparable restaurant sales	6.6%	10.8%
U.S. franchise restaurants only:
Comparable restaurant sales (1)	8.3%	9.2%
Average unit volume (2)	$2,268	2,129	6.5%

(1)	Comparable restaurant sales reflect the change in sales for all company restaurants across all concepts, unless otherwise noted, over the same period of the prior year for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period.
(2)	Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.

Amounts may not foot due to rounding.

Texas Roadhouse, Inc. and Subsidiaries

Restaurant Unit Activity

(unaudited)

	13 Weeks Ended			26 Weeks Ended
	June 25, 2024	June 27, 2023	Change	June 25, 2024	June 27, 2023	Change
Restaurant openings
Company - Texas Roadhouse	3	2	1	12	6	6
Company - Bubba’s 33	3	1	2	3	1	2
Company - Jaggers	—	—	—	—	2	(2)
Total company restaurants	6	3	3	15	9	6

Franchise - Texas Roadhouse - Domestic	—	1	(1)	1	1	—
Franchise - Jaggers - Domestic	—	—	—	1	—	1
Franchise - Texas Roadhouse - Int'l (1)	3	2	1	4	3	1
Total franchise restaurants	3	3	—	6	4	2

Total restaurants	9	6	3	21	13	8

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	—	—	—	—	8	(8)
Franchise - Texas Roadhouse - Domestic	—	—	—	—	(8)	8

Restaurant closures
Franchise - Texas Roadhouse - Domestic	—	(1)	1	—	(1)	1

Restaurants open at the end of the quarter
Company - Texas Roadhouse	594	566	28
Company - Bubba’s 33	48	41	7
Company - Jaggers	8	7	1
Total company restaurants	650	614	36

Franchise - Texas Roadhouse - Domestic	56	54	2
Franchise - Jaggers - Domestic	3	—	3
Franchise - Texas Roadhouse - Int'l (1)	53	41	12
Total franchise restaurants	112	95	17

Total restaurants	762	709	53

(1)	Includes Puerto Rico.